Exhibit 99.1
Centessa Pharmaceuticals Reports First Quarter 2022 Financial Results and Provides Business Updates

– Company advances innovative rare disease and immuno-oncology portfolio toward ‘4x24’ goal of four registrational programs in 2024 –
– Poster presentation at ASCO 2022 to highlight LB101 preclinical data in solid tumors; IND planned for late 2022 –
– ZF874 for AATD Phase 1 update on track for 2H 2022; interim data from multiple dose cohorts with PiMZ and PiZZ subjects –
– Cash and cash equivalents of $544.5 million as of March 31, 2022; Operational cash runway to mid-2024 –

BOSTON and LONDON, May 16, 2022 – Centessa Pharmaceuticals plc (Nasdaq: CNTA), a clinical-stage pharmaceutical company with a Research & Development (“R&D”) innovation engine that aims to discover, develop and ultimately deliver impactful medicines to patients, today reported financial results for the first quarter ended March 31, 2022 and provided business updates.
“We continue to execute against our focused strategy and advance our pipeline of innovative, high impact rare disease and immuno-oncology assets that we believe will position Centessa for multiple value-creating milestones through our extended cash runway. Our model is focused on judicious capital and resource allocation decisions which, combined with our strong balance sheet, provide us with significant optionality to meet our ‘4x24’ goal of four registrational programs in 2024,” said Saurabh Saha, MD, PhD, Chief Executive Officer of Centessa. “Our most advanced program, lixivaptan for ADPKD, continues to progress in the ongoing registrational ACTION Study. In addition, ZF874 for AATD is on track for data later this year from the ongoing Phase 1 study, we continue to anticipate SerpinPC in Hemophilia to enter registrational trials this year, and we recently commenced dosing in the Phase 1 study of CBS001, an anti-LIGHT monoclonal antibody. In the near term, we are excited to share initial preclinical data for LB101, our PD-L1xCD47 LockBody® at ASCO 2022 in June.”
First Quarter 2022 Highlights and Recent Business Updates
Clinical Development Programs:
•SerpinPC: Based on the FDA feedback received in the first quarter of 2022, the Company is proceeding with a streamlined, integrated registrational development plan initially for Hemophilia B (with and without inhibitors).
•Lixivaptan: Commenced dosing in the pivotal Phase 3 clinical trial (“ACTION Study”) evaluating lixivaptan as a potential treatment for ADPKD. In addition, a key US patent was issued on

February 8, 2022, which covers the use of lixivaptan for the treatment of ADPKD. The patent term expires June 8, 2038, before considering possible patent term extensions or adjustments.
•CBS001 in inflammatory / fibrotic diseases: Commenced dosing of healthy volunteers in a Phase 1 study of CBS001, a high affinity anti-LIGHT monoclonal antibody.

Business Highlights:
•During the first quarter of 2022, the Company named Antoine Yver, MD, MSc, Executive Vice President and Chairman of Development; Javad Shahidi, MD, MSc, Chief Medical Officer; and Josh Hamermesh, MBA, Senior Vice President, Business Development.
•In March 2022, the Company announced ‘4x24’, its corporate goal to have four registrational programs in 2024.
•In March 2022, the Company announced plans to discontinue the small molecule EGFR inhibitor discovery programs (PearlRiver Bio) and the dual-STAT3/5 degrader program (Janpix Limited) and is now winding down operations at both subsidiaries. The Company also continues to evaluate strategic options, including potential divestment, for imgatuzumab (Pega-One).
•In February 2022, dosing of the first patient with lixivaptan in the Phase 3 ACTION Study triggered settlement of the contingent value rights (“CVRs”) originally issued to the former shareholders and option holders of Palladio Biosciences in connection with its acquisition by Centessa in January 2021.

Anticipated Upcoming Program Milestones
•LB101 in Solid Tumors: Preclinical data for LB101, a PD-L1xCD47 LockBody®, will be presented in a poster at ASCO 2022 on June 5, 2022. An IND for LB101 is planned for late 2022.
•ZF874 in Alpha-1 Antitrypsin Deficiency (AATD): The Company expects to share data from the ongoing Phase 1 study in the second half of 2022. This interim data will include multiple dose cohorts with PiMZ and PiZZ subjects.
•SerpinPC in Hemophilia: In the second half of 2022, the Company expects to initiate a streamlined clinical program to support registration for SerpinPC for the treatment of Hemophilia B (with and without inhibitors). Additionally, the Company expects to report data from the Phase 2a open label extension study in the fourth quarter of 2022 for the 48-week flat dose portion and the 24-week high dose portion (1.2mg/kg every two weeks). This is anticipated to provide two years of safety and efficacy data across multiple dose levels.
•CBS004 in Autoimmune Diseases: IND is planned for late 2022.

First Quarter 2022 Financial Results
•Cash and Cash Equivalents: $544.5 million as of March 31, 2022 which the Company expects will fund operations to mid-2024, without drawing on the remaining available tranches under the Oberland credit facility.

•Research & Development Expenses: $36.9 million for the quarter ended March 31, 2022 compared to $10.1 million for the period from January 30, 2021 through March 31, 2021.
•General & Administrative Expenses: $14.4 million for the quarter ended March 31, 2022 compared to $5.6 million the period from January 30, 2021 through March 31, 2021.
•Net Loss Attributable to Ordinary Shareholders: $54.5 million for the quarter ended March 31, 2022 compared to $238.7 million for the period from January 30, 2021 through March 31, 2021 (which includes a special non-cash $220.5 million charge for acquired in-process R&D associated with the Centessa subsidiary acquisitions).

About Centessa Pharmaceuticals
Centessa Pharmaceuticals plc (“Centessa”) is a clinical-stage pharmaceutical company with a Research & Development (“R&D”) innovation engine that aims to discover, develop and ultimately deliver impactful medicines to patients. Our programs span discovery-stage to late-stage development and cover a range of high-value indications in rare diseases and immuno-oncology. We are led by a management team with extensive R&D experience, providing direct guidance to our program teams to rapidly advance our candidates from research through all stages of development. For more information, visit www.centessa.com.

Forward Looking Statements
This press release contains forward-looking statements. These statements may be identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” “aim,” “seek,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including statements related to the Company’s ability to deliver impactful medicines to patients; the ability of our key executives to drive execution of the Company’s portfolio of programs; our asset-centric business model and the intended advantages and benefits thereof; research and clinical development plans; the scope, progress, results and costs of developing our product candidates or any other future product candidates; the development and therapeutic potential of our product candidates, including lixivaptan, SerpinPC and ZF874; strategy; regulatory matters, including the timing and likelihood of success of obtaining approvals to initiate or continue clinical trials or market any products; market size and opportunity for our product candidates; and our anticipated cash runway. Any forward-looking statements in this press release are based on our current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to our ability to protect and maintain our intellectual property position; business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about the Company; risks inherent in developing products and technologies; future results from our ongoing and planned clinical trials; our ability to obtain adequate financing, including through our financing facility with Oberland, to fund our planned clinical trials and other expenses; trends in the industry; the legal and regulatory framework for the industry, including the receipt and maintenance of clearances to conduct or continue clinical testing; future expenditures risks related to our asset-centric corporate model; the risk that any one or more of our product candidates will not be successfully developed and/or commercialized; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies; geo-political risks such as the Russia-Ukraine war and risks related to the ongoing COVID-19 pandemic including the effects of the Delta, Omicron and any other variants. These and other risks concerning our programs and operations are described in additional detail in our Form 10-K, and our other reports, which are on file with the SEC. We explicitly disclaim any obligation to update any forward-looking statements except to the extent required by law.
Contacts:
Investors:
investors@centessa.com
John Fraunces, LifeSci Advisors
jfraunces@lifesciadvisors.com

Media:
media@centessa.com

Centessa Pharmaceuticals plc
Consolidated and Combined Statements of Operations and Comprehensive Loss
(unaudited)
(amounts in thousands except share and per share data)

	Successor		Predecessor
	Three months ended March 31, 2022	Period from January 30, 2021 through March 31, 2021	Period from January 1, 2021 through January 29, 2021
Operating expenses:
Research and development	$ 36,853	$ 10,142	$ 662
General and administrative	14,385	5,595	121
Change in fair value of contingent value rights	1,980	—	—
Acquired in-process research and development	—	220,454	—
Loss from operations	(53,218)	(236,191)	(783)
Interest (expense) income, net	(1,396)	8	(9)
Amortization of debt discount	—	—	(37)
Other income (expense), net	196	(2,508)	—
Loss before income taxes	(54,418)	(238,691)	(829)
Income tax charge	80	—	—
Net loss	(54,498)	(238,691)	(829)
Other comprehensive loss:
Foreign currency translation adjustment	(706)	2,221	107
Total comprehensive loss	$ (55,204)	$ (236,470)	$ (722)

Net loss per ordinary share - basic and diluted	$ (0.60)	$ (4.97)
Weighted average ordinary shares outstanding - basic and diluted	90,505,345	48,050,083

Centessa Pharmaceuticals plc Condensed Consolidated Balance Sheets
(unaudited)
(amounts in thousands)

	March 31, 2022	December 31, 2021
Total assets:
Cash and cash equivalents	$ 544,465	$ 595,082
Other assets	37,723	34,553
Total assets	$ 582,188	$ 629,635

Total liabilities
Other liabilities	$ 27,237	$ 24,681
Long term debt	74,800	75,700
Contingent value rights	—	37,700
Total liabilities	$ 102,037	$ 138,081

Total shareholders’ equity	$ 480,151	$ 491,554
Total liabilities and shareholders' equity	$ 582,188	$ 629,635